As filed with the Securities and Exchange Commission on September 26, 2000.
                                                      File No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                             HIGH SPEED ACCESS CORP.
             (Exact name of registrant as specified in its charter)

          Delaware                                   61-1324009
-------------------------------          --------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

              10901 West Toller Drive Littleton, Co 80127
         ------------------------------------------------------------
         (Address, including zip code, of Principal Executive Offices)

                 High Speed Access Corp. 1999 Stock Option Plan
                 ----------------------------------------------
                           (Full Titles of the Plans)
                                   Copies to:


      Mr. Daniel J. O'Brien                   John G. Hundley, Esq.
      President and Chief Executive Officer   Vice President and General Counsel
      High Speed Access Corp.                 High Speed Access Corp.
      10901 West Toller Drive                 10300 Ormsby Park Place, Suite 405
      Littleton, Colorado 80127               Louisville, Kentucky  40223
      (720) 922-2500                          (502) 420-7400

 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                              Caryn F. Price, Esq.
                             Wyatt, Tarrant & Combs
                               2800 Citizens Plaza
                           Louisville, Kentucky 40202
                                 (502) 562-7231

                         CALCULATION OF REGISTRATION FEE

                                                                                Proposed
 Title of securities to be    Amount to be   Proposed maximum offering      Maximum aggregate         Amount of
        registered             registered       price per share (1)        Offering price (1)     Registration fee
---------------------------- --------------- --------------------------- ------------------------ ------------------
Common Stock, $.01
Par value                    4,679,500(2)          $3.9375                      $18,601,012            $4,911

(1) Pursuant to Rule 457(h), the proposed maximum offering price per share, the proposed maximum offering price and the registration fee calculation are based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market as of September 25, 2000.

(2) The amount of Common Stock to be registered hereby includes such additional shares as may be issued pursuant to the anti-dilution provisions of the respective plans to reflect stock splits, stock dividends or similar transactions pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), without the need of a post-effective amendment.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                                EXPLANATORY NOTE

                  This Registration Statement is for the registration of additional shares of Common Stock of High Speed Access Corp. (the "Registrant") for issuance under the High Speed Access Corp. 1999 Stock Option Plan as amended (the "Plan"). These securities are in addition to the securities registered on the Registration Statement on Form S-8 (SEC No. 333-92171) previously filed by the Registrant on December 6, 1999, and as to which a filing fee of $18,434.89 was paid. At that time, a total of 4,032,099 shares of Common Stock were registered for issuance as follows: 465,000 shares of Common Stock were registered for issuance under the High Speed Access Corp. 1999 Non-Employee Directors Stock Option Plan; 467,099 shares of Common Stock were registered for issuance under the High Speed Access Corp. 1998 Stock Option Plan; and 3,100,000 shares of Common Stock were registered for issuance under the Plan. An additional 4,679,500 shares of Common Stock were authorized for issuance under the Plan as amended as of June 6, 2000 and these additional shares represent the 4,679,500 shares of Common Stock being registered hereby. Therefore, pursuant to General Instruction E on Form S-8, the contents of the earlier registration statement relating to the Plan (SEC No. 333-92171) are incorporated by reference into this Registration Statement, subject to the following.

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

                  1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

                  2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and

                  3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (SEC File No. 000-26153), including any subsequent amendment or report filed for the purpose of updating that description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS

                  See Exhibit Index, which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on the 20th day of September, 2000.

                                       HIGH SPEED ACCESS CORP.


                                       By: /s/ Daniel J. O'Brien
                                           ----------------------------
                                       Title:   President


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George E. Willett and John G. Hundley, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on the dates and in the capacities indicated.

Name                                          Capacity                                        Date
----                                          --------                                        ----

     /s/ Daniel J. O'Brien                    President, Chief
-------------------------------------         Executive Officer                         September 20, 2000
Daniel J. O'Brien                             and Director (Principal
                                              Executive Officer)

     /s/ George E. Willett                    Chief Financial
-------------------------------------         Officer (Principal                        September 20, 2000
George E. Willett                             Financial and Accounting
                                              Officer)

     /s/ David A. Jones, Jr.                  Director, Chairman
------------------------------------                                                    September 20, 2000
David A. Jones, Jr.

     /s/ Robert S. Saunders                   Director, Vice Chairman
------------------------------------                                                    September 20, 2000
Robert S. Saunders

   /s/ Irving W. Bailey, II                   Director
-------------------------------------                                                   September 20, 2000
Irving W. Bailey, II

     /s/ Michael E. Gellert                   Director
-------------------------------------                                                   September 20, 2000
Michael E. Gellert

     /s/ Jerald L. Kent                       Director
-------------------------------------                                                   September 20, 2000
Jerald L. Kent

     /s/ William D. Savoy                     Director
-------------------------------------                                                   September 20, 2000
William D. Savoy

                                              Director
-------------------------------------                                                   ____________, 2000
Stephen E. Silva


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

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
 4.1     Amended and Restated Certificate of Incorporation of High Speed Access
         Corp. (incorporated by reference to Exhibit 3.1 to the Registrant's
         Registration Statement on Form S-1, as amended (SEC File No.
         333-74667))

 4.2 Amended and Restated Bylaws of High Speed Access Corp. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended (SEC File No. 333-746667))

 5.1     Opinion of Wyatt, Tarrant & Combs

23.1     Consent of Wyatt, Tarrant & Combs (included in Exhibit 5.1)

23.2     Consent of PricewaterhouseCoopers LLP

24.1     Power of Attorney (included on the signature page)

99.1     High Speed Access Corp. 1999 Stock Option Plan as amended